UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2007

INZON CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-17345	41-1578316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Northeast First Avenue, Delray Beach FL 33444
(Address of principal executive offices)

(561) 279-8200
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2007, the Registrant entered into a written agreement (“Definitive Agreement”) with Good Deal, LLC (“GDLC”) and InZon Wireless, Inc. (“IZON Sub”), a wholly-owned subsidiary of the Registrant, pursuant to which the Registrant will exchange a quantity of newly issued and restricted shares of the Registrant’s common stock in exchange for the sale and transfer to IZON Sub of all of the shares of South Pacific Management Holdings Limited (“SPMH”), a British Virgin Islands company, held by GDLC, being fifty percent (50%) of the total issued and outstanding capital shares of SPMH.

The shares to be issued by the Registrant in the transaction will be sold and issued pursuant to Rule 144 (17 CFR 230.144).

The Definitive Agreement has been approved by the directors of the Registrant and IZON Sub and is subject to conditions, including but not limited to (1) the approval of the Registrant’s stockholders, (2) the successful outcome of the Registrant’s due diligence investigation of SPMH, and (3) compliance with the listing exchange requirements applicable to the Registrant.

Except for the Registrant’s control of IZON Sub, there is no material relationship between the Registrant and its affiliates, on the one hand, and any other party to the transaction, on the other hand, other than the transaction which is the subject of the Definitive Agreement.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit 99.1 Exhibit 99.2	Share Exchange Agreement, dated September 10, 2007, by and among Good Deal, LLC, InZon Wireless, Inc., and InZon Corporation. Press Release, dated September 17, 2007.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

INZON CORPORATION

September 17, 2007	By:	/s/ DAVID F. LEVY
David F. Levy
Chief Executive Officer